                                                                   EXHIBIT (4.3)

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

     SEP. 13, 1990

     No. C600-97
         ----------
/s/ [DEAN HELLER]
DEAN HELLER, SECRETARY OF STATE


                                  AMENDMENT TO
                          CERTIFICATE OF DESIGNATIONS
                                       OF
             12% CONVERTIBLE REDEEMABLE PREFERRED STOCK, SERIES A-1
                                       OF
                    INTEGRATED COMMUNICATION NETWORKS, INC.


     Pursuant to Section 78-195 of the General Corporation Law of Nevada, the undersigned duly authorized officer of INTEGRATED COMMUNICATION NETWORKS, INC., a Nevada corporation (the "Company"), hereby certify that the following resolution was duly adopted on September 11, 1999, by the Board of Directors of the Company pursuant to authority conferred on the Board of Directors by the provisions of the Certificate of Incorporation of the Company (as amended) and in accordance with the provisions of the General Corporation Law of Nevada, and that said resolution has not been amended or rescinded and is in full force and effect at the date hereof:

     RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Company by the Corporation's Articles of Incorporation, as amended to date, the Board of Directors hereby amends its 12% Convertible Redeemable Preferred Stock, Series A-1 to increase the authorized number of shares from 650,000 to 7,500,000 shares.

The Certificate of Designations of 12% Convertible Redeemable Preferred Stock, Series A-1 of the Company is hereby amended as follows:

ARTICLE 1 is hereby deleted and replaced in its entirety as follows:

     1. Number of Shares and Designation. The shares of this series of preferred stock shall be designated as "12% Convertible Redeemable Preferred Stock, Series A-1," $.01 par value per share (the "Series A Preferred Stock"), and the number of shares constituting this series shall be 7,500,000.

ARTICLE 8.1 is hereby amended to insert the words "after December 31, 2000" after the phrase "at any time" in the first sentence of Article 8.1.

All other provisions shall remain the same.

     IN WITNESS WHEREOF, this Certificate has been executed on behalf of the Company by the undersigned as of the 11th day of September, 1999.

                                        INTEGRATED COMMUNICATIONS NETWORKS, INC.

                                        By: /s/ David Chadwick
                                            ----------------------------------
                                                David Chadwick, President

/s/ Gary Killoran
------------------------------
    Gary Killoran, Secretary